UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2020

THE GOLDFIELD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7525	88-0031580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1684 West Hibiscus Blvd. Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 724-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, the Board of Directors (the “Board”) of The Goldfield Corporation (“Goldfield” or the “Company”) approved the actions set forth below with regard to compensation eligible to be earned for 2020 performance by Stephen R. Wherry, Acting Co-Chief Executive Officer, Senior Vice President, Treasurer and Chief Financial Officer of Goldfield, and Jason M. Spivey, Acting Co-Chief Executive Officer of Goldfield and President of Power Corporation of America, Goldfield’s electrical construction subsidiary.

Messrs. Wherry and Spivey were executive officers named in the Summary Compensation Table of Goldfield’s 2020 Proxy Statement. Messrs. Wherry and Spivey are expected to be named in the Summary Compensation Table of Goldfield’s 2021 Proxy Statement.

Annual Incentive Compensation Eligible to be Earned in 2020.

On October 1, 2020, the Board approved revised bonus opportunities for Messrs. Wherry and Spivey for 2020 in accordance with the provisions of Goldfield’s Amended and Restated Performance-Based Bonus Plan. Messrs. Wherry and Spivey will each have the opportunity to earn a bonus award up to a maximum of 100% of his base salary, based on a target income for 2020 of $11,164,798, which approximates the Company’s 2019 operating income.

2020 Base Salary.

On October 1, 2020, the Board approved the following increases in the base salary for Messrs. Wherry and Spivey. Effective October 1, 2020, Mr. Wherry’s base salary increased from $312,716 to $585,000 and Mr. Spivey’s base salary increased from $330,000 to $585,000.

Award of Restricted Stock Units.

On October 1, 2020, the Board approved the issuance of 50,000 Restricted Stock Units to each Mr. Wherry and Mr. Spivey under Goldfield’s 2013 Long-term Incentive Plan. One-third of the Restricted Stock Units vest on each anniversary of the issuance date, subject to the employee’s continued employment through the relevant anniversary date.

Retention Bonus Agreements

On October 1, 2020, the Company approved Retention Bonus Agreements with Messrs. Wherry and Spivey. The Retention Bonus Agreements provide that if the relevant employee is employed with the Company on October 2, 2021 (the “Retention Date”), the employee will receive $500,000 (for Mr. Wherry) and $500,000 (for Mr. Spivey) (the “Retention Bonus”). The Retention Bonus Agreements provide that if, prior to the Retention Date, the relevant employee’s employment is terminated by the Company without “cause” (as defined in the Retention Bonus Agreements) or by the employee for “good reason” (as defined in the Retention Bonus Agreements), then, subject to the employee executing and letting become irrevocable a general release of claims in favor of the Company, the employee will receive the Retention Bonus.  The Retention Bonus Agreements further provide that if, prior to the Retention Date, the relevant employee’s employment is terminated by the Company for Disability (as defined in the Retention Bonus Agreements) or for death, then, subject to the employee (or, in the event of his death, his estate) executing and letting become irrevocable a general release of claims in favor of the Company, the employee will receive a prorated portion of the Retention Bonus. Finally, the Retention Bonus Agreements provide that if, prior to the Retention Date, there occurs a “change in control” (as defined in the Retention Bonus Agreements), then, subject to the employee’s employment through such change in control, the employee will receive the Retention Bonus. The Retention Bonus Agreements expire on October 3, 2021. The foregoing description of the Retention Bonus Agreements is not intended to be complete and is qualified in its entirety by reference to the Form of Retention Bonus Agreement, which is incorporated by reference herein as Exhibit 10.1.

Item 9.01.      Financial Statements and Exhibits.

Exhibit	Description of Exhibit
10.1	Form of Retention Bonus Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2020

THE GOLDFIELD CORPORATION

By:	/s/ STEPHEN R. WHERRY
Stephen R. Wherry
Acting Co-Chief Executive Officer (Co-Principal Executive Officer), Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), Treasurer and Assistant Secretary

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